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                          EXHIBIT INDEX


Exhibit No.          Description                     Page
-----------   ---------------------------       --------------
D-1(a)        Petition of Mass. Electric,       Incorporated
              Mass. Hydro. and NEP to the       by reference
              Massachusetts Department of
              Public Utilities.

D-1(b)        Offer of Settlement (concerning   Incorporated
              Nantucket) filed with Massachusetts    by reference
              Department of Public Utilities.

D-1(c)        Petition of Granite to the New    Incorporated
              Hampshire Public Utilities        by reference
              Commission

D-1(d)        Petition of NEP to the New        Incorporated
              Hampshire Public Utilities        by reference
              Commission

D-1(e)        Petition of NEET to the New       Incorporated
              Hampshire Public Utilities        by reference
              Commission

D-1(f)        Petition of NH Hydro to the       Incorporated
              New Hampshire Public Utilities    by reference
              Commission

D-2(a)        Certified copy of the order of    Incorporated
              the Massachusetts Department of   by reference
              Public Utilities with respect to
              Mass. Electric, Mass. Hydro and NEP

D-2(b)        Certified copy of the order of    Incorporated
              the Massachusetts Department of   by reference
              Public Utilities with respect to
              Nantucket

D-2(c)        Certified copy of the order of    Incorporated
              the New Hampshire Public Utilities     by reference
              Commission with respect to Granite

D-2(d)        Certified copy of the order of    Incorporated
              the New Hampshire Public Utilities     by reference
              Commission with respect to NEP

D-2(e)        Certified copy of the order of    Incorporated
              the New Hampshire Public Utilities     by reference
              Commission with respect to NEET

D-2(f)        Certified copy of the order of    Incorporated
              the New Hampshire Public Utilities     by reference
              Commission with respect to NH Hydro

F             Opinion of Counsel                To be filed
                                                by amendment

G             Current Terms of the NEES Money   Incorporated
              Pool                              by reference

H             Proposed Form of Notice           Filed herewith
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Financial
Statement No.            Description                 Page
------------- --------------------------------- ---------------

    1         Balance Sheets of NEES and of     Filed herewith
              NEES and Subsidiaries Consolidated,
              Granite, Mass. Electric, Nantucket,
              Narragansett, NERC, NEET, NEEI,
              Mass. Hydro, NH Hydro, NEP, and
              NEPSCO as of June 30, 1997.

    2         Statements of Income and Retained Filed herewith
              Earnings of NEES and NEES and
              Subsidiaries Consolidated, Granite,
              Mass. Electric, Nantucket,
              Narragansett, NERC, NEET, NEEI,
              Mass. Hydro, NH Hydro, NEP, and
              NEPSCO for the twelve months
              ended June 30, 1997 on an actual basis.

    3         Estimated Sources and Applications     Filed herewith
              of Funds and Capitalization for each
              of the Borrowing Companies:

              3(a)     Mass. Electric
              3(b)     Nantucket
              3(c)     Narragansett
              3(d)     NEP
              3(e)     Mass. Hydro
              3(f)     NEPSCO


   27 Financial Data Schedule for NEES Filed herewith and NEES and Subsidiaries
              Consolidated, Granite, Mass.
              Electric, Nantucket, Narragansett,
              NERC, NEET, NEEI, Mass. Hydro, NH Hydro,
              NEP, and NEPSCO